EXHIBIT 5.3

                                  July 7, 2004

Yukon Gold Corporation, Inc.
347 Bay Street
Suite 408
Toronto, Ontario M5H 2R7 Canada

Gentlemen:

         We have acted as counsel to Yukon Gold Corporation, Inc., a Delaware corporation (the "Company"), in connection with the registration of shares of its common stock on behalf of certain selling shareholders identified in the registration statement of the Company on Form SB-2 (the "Registration Statement").

         The opinions set forth in this letter, whether or not qualified by the phrase "to our knowledge," are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

         A. The  following  certificates  and  organizational  documents  of the
Company:

         1. Certificate of Incorporation of the Company dated May 31, 2000, with filing receipt issued by the Delaware Secretary of State dated May 31, 2000, under the name "RealDarts International, Inc.";

         2. A Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to "Optima 2000, Inc.";

         3. A Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to "Optima International, Inc.";


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         4.       A Certificate of Amendment of the Certificate of Incorporation
                  of the Company dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation";

         5. A Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation;

         6. Articles of Merger filed with the Florida Secretary of State dated February 5, 2001 together with the Plan of Merger annexed thereto, in which the Company is the surviving corporation;

         7. A Certificate of Amendment of the Certificate of Incorporation of the Company dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc.";

         8. A Certificate for Renewal and Revival of Charter of the Company, dated October 29, 2003 and filed with the Delaware Secretary of State on October 29, 2003;

         9. A Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27, 2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to "Yukon Gold Corporation, Inc.";

         10.      By-Laws of the Company adopted as of February 2, 2002;

         11. The Certificate of the Secretary of State of Delaware dated May 14, 2004, certifying that the Company is a corporation in good standing; and

         12. The Minute Book of the Company as submitted to us by the Company.


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         B. An officer's certificate of the  Secretary/Treasurer  of the Company
(the "Officer's Certificate") attached hereto as Exhibit A.

         C. Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraphs A and B above (such items being the "Reviewed Documents").

         Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

         We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents, and (e) the accuracy on the date of this letter of the Officer's Certificate.

         We are members of the Bar of the State of New York and the opinions expressed herein concern only such provisions of the General Corporation Law of the State of Delaware, as currently in effect, including statutory provisions, all applicable provisions of the Delaware Constitution, as currently in effect, and reported judicial decisions interpreting those laws, as currently in effect. This letter supercedes and replaces our letter dated March 20, 2004 with respect to the subject matter hereof. We consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form SB-2 filed with the SEC and the reference to our firm in such Registration Statement.

         Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

         1. The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.


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         2.  The  common  shares  of the  Company  covered  by the  Registration
Statement  of the  Company,  to which this letter is an exhibit,  have been duly
authorized   and  validly   issued  by  the  Company  and  are  fully  paid  and
non-assessable.

                                    Very truly yours,

                                    KAVINOKY & COOK, LLP

                                    By:  /s/ Jonathan H. Gardner
                                         -------------------------------
                                         Jonathan H. Gardner
                                         For the Firm



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                                    Exhibit A

                              OFFICER'S CERTIFICATE

         I, Stafford Kelley, do hereby certify that I am the duly elected, qualified and acting Secretary/Treasurer of Yukon Gold Corporation, Inc., a Delaware corporation (the "Company"). This Certificate is provided in connection with opinions (the "Opinions") to be rendered by Kavinoky & Cook, LLP, in connection with the registration of certain of the Company's common shares pursuant to the Registration Statement. The information contained in this Certificate concerns the status of factual matters through the date of this Certificate. The statements made herein to Kavinoky & Cook, LLP are made with the understanding and intention that they will rely upon the information and representations contained in this Certificate in rendering the Opinions. Capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given them in the opinion letter of Kavinoky & Cook, LLP to which this Officer's Certificate shall be annexed as an Exhibit. The undersigned hereby certifies to Kavinoky & Cook, LLP as follows:

         1. The Minute Book of the Company provided to Kavinoky & Cook, LLP for review is accurate and complete.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and caused it to be delivered this 7th day of July, 2004.

                                      /s/ Stafford Kelley
                                      ---------------------------------------
                                      Stafford Kelley, Secretary
                                      Treasurer, Yukon Gold Corporation, Inc.